PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated September 25, 2024)	Registration No. 333-282199

Actelis Networks, Inc.

Up to $3,400,000

Common Stock

We have entered into an At the Market Offering Agreement, or offering agreement, with H.C. Wainwright & Co., LLC, or Wainwright, dated September 18, 2024, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the offering agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,400,000 from time to time through Wainwright acting as sales agent, at our discretion.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of the date of this prospectus supplement, based on the closing price of our common stock on the Nasdaq Capital Market on August 29, 2024, as calculated in accordance with General Instruction I.B.5 of Form S-3, was approximately $10.4 million.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75 million. As a result of these limitations and the current public float of our common stock, and in accordance with the terms of the offering agreement, we currently plan to offer and sell common stock having an aggregate offering price of up to $3,400,000 from time to time through Wainwright under the offering agreement. If our public float increases such that we may sell additional amounts under the offering agreement and the registration statement of which this prospectus is a part, we will file a prospectus supplement prior to making additional sales.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ASNS”. On September 24, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.55 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq Capital Market, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price of any shares of common stock sold under the offering agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-12 regarding the compensation to be paid to Wainwright.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents filed with the Securities and Exchange Commission and incorporated by reference into this prospectus and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 25, 2024.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,400,000 from time to time through or to Wainwright acting as our agent or principal at prices to be determined by market conditions at the time of the offering. The $3,400,000 of shares of our common stock that may be sold under this prospectus supplement are included in the $50,000,000 of shares of common stock that may be sold under the registration statement.

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and any free writing prospectus, if eligible, or prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and Wainwright has not, authorized anyone to provide you with information that is different than or inconsistent with the information contained in or incorporated by reference into this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the terms “we,” “us” and “our” mean Actelis Networks, Inc. and our wholly-owned Israeli subsidiary, Actelis Networks Israel Ltd.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.actelis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus supplement. These reference to websites are inactive textual references only, and are not hyperlinks.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 26, 2024;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 14, 2024 and August 14, 2024, respectively;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 8, 2024, February 12, 2024, February 14, 2024, March 14, 2024, March 26, 2024, April 2, 2024, May 2, 2024, May 14, 2024, May 15, 2024, May 23, 2024, May 23, 2024, June 6, 2024, June 14, 2024, June 18, 2024, June 20, 2024, June 28, 2024 July 2, 2024, July 24, 2024. July 30, 2024, August 2, 2024, August 14, 2024, August 16, 2024, August 19, 2024, August 20, 2024, August 28, 2024, September 3, 2024 and September 25, 2024.

●	Our definitive proxy statement on Schedule 14A relating to our 2024 annual meeting of stockholders filed on June 25, 2024; and

●	The description of our common stock, which is contained in the registration statement on Form 8-A, filed with the SEC on June May 4, 2022, as supplemented by Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2022, filed on March 29, 2023), and as may be further updated or amended in any amendment or report filed for such purpose.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 4039 Clipper Court, Fremont, California 94538, or (510) 545-1045, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and other securities laws. The statements contained herein that are not purely historical, are forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. Forward-looking statements contained herein include, but are not limited to, statements about:

●	our history of losses and need for additional capital to fund our operations and our ability to obtain additional capital on acceptable terms, or at all;

●	our ability to protect our intellectual property and continue to innovate;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	the potential insufficiency of our disclosure controls and procedures to detect errors or acts of fraud;

●	the accuracy of our estimates regarding expenses, future revenues, and capital requirements;

●	the success of competing products or technologies that are or may become available;

●	our ability to grow the business due to the uncertainty resulting from the COVID-19 pandemic or any future pandemic;

●	our ability to comply with complex and increasing regulations by governmental authorities;

●	our ability to regain and maintain compliance with continued listing requirements of the Nasdaq Capital Market;

●	our ability to continue as a going concern;

●	statements as to the impact of the political and security situation in Israel on our business, including due to the number of armed conflicts between Israel and Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon);

●	our public securities’ potential liquidity and trading; and

●	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act.

The factors discussed herein, including those risks described under the heading “Risk Factors” herein, in the accompanying prospectus and in the documents we incorporate by reference could cause actual results and developments to be materially different from those expressed in or implied by such statements. In addition, historic results of scientific research, clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions. Also, historic results referred to in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference may be interpreted differently in light of additional research, clinical and preclinical trials results. Except as required by law we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the financial statements and the other information incorporated by reference herein, before making an investment decision.

Our Company

We are a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, intelligent traffic systems, military, utility, rail, telecom and campus applications. Our unique portfolio of hybrid fiber, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment.

Our networking solutions use a combination of newly deployed fiber infrastructure and existing copper and coaxial lines which our patented technology can upgrade to Fiber-grade to jointly create what we believe to be a highly cost-effective, secure and quick-to-deploy network. Our patent protected hybrid fiber networking solutions deliver excellent communication over fiber to locations that may be easy to reach with new fiber. However, for locations that are difficult, or too costly to reach with fiber, we can upgrade existing copper lines to deliver cyber-hardened, high-speed connectivity without needing to replace the existing copper infrastructure with new fiber. We believe that such hybrid fiber-copper networking solution has distinct advantages in most real-life installations, while providing significant budget savings and accelerating deployment of modern IoT networks, as based on our experience, most IoT projects have challenging, hard to reach with fiber locations which may explode such projects’ timeline and budgets. We believe that our solutions can provide connectivity over either fiber or copper with speeds of up to multi-Gigabit communication, while supporting Fiber-grade reliability and quality.

A primary focus of ours is to provide our customers with a cyber-secure network solution. We currently offer Triple-Shield protection of data delivered with coding, scrambling and encryption of the network traffic. We also provide secure, encrypted access to our network management software, and are working to further enhance system-level and device-level software protection. We are also working to introduce additional capabilities for network-wide cyber protection software as an additional SW and license-based service.

When high speed, long reach, reliable and secure connectivity is required, network operators usually resort to using wireline communication over physical communication lines such as fiber, coax and copper, rather than wireless communication that is more limited in performance, reliability, reach and security. However, new fiber wireline infrastructure is costly to deploy, involves lengthy civil works to install, and, based on our internal calculations, often accounts for more than 50% of total cost of ownership (ToC) and time to deploy wide-area IoT projects.

Providing new fiber connectivity to hard-to-reach locations is especially costly and time-consuming, often requiring permits for boring, trenching, and right-of-way, sometimes done over many miles. Connecting such hard-to-reach locations may cause significant delays and budget overruns in IoT projects. Our solutions aim to solve these challenges by instantly enhancing performance of such existing copper and coax infrastructure to fiber-grade performance, through the use of advanced signal processing an unique, patented network architecture, without the need to run new fiber to hard-to-reach locations; thus, effectively accelerating deployment of many IoT projects, as we estimate, sometimes from many months to only days. The result for the network owner isa hybrid network that optimizes the use of both new Fiber (where available) as well as upgraded, fiber-grade copper and coax that is now modernized, digitized and cyber-hardened. This unique hybrid network approach is making IoT projects often significantly more affordable, fast to deploy and predictable to plan and budget.

In addition, our solutions can also provide power over existing copper and coax lines to remotely power up network elements and IoT components connected to them (like cameras, small cell and Wi-Fi base stations sensors etc.). Connecting power lines to millions of IoT locations can be costly and very time consuming as well (similar to data connectivity, for the same reason-need for civil works). By offering the ability to combine power delivery over the same existing copper and coax lines that we use for high-speed data, we believe our solutions are solving yet another important challenge in connecting hard-to-reach locations. We believe that combining communication and power over the same existing lines is particularly important to help connect many fifth generation, or 5G, small cells and Wi-Fi base stations, as high cost of connectivity and power is often slowing their deployment.

Since our inception, our business was focused on serving telecommunication service providers, also known as Telcos, to provide connectivity for enterprises and residential customers. Our products and solutions have been deployed with more than 100 telecommunication service providers worldwide, in enterprise, residential and mobile base station connectivity applications. In recent years, as we have further developed our technology and introduced additional products, we turned our focus on serving the wide-area IoT markets. Our operations are focused on our fast-growing IoT business, while maintaining our commitment to our existing Telco customers. In 2023, we introduced new product offering, some of which could serve both the IoT markets and our Telco customers.

In August 2024, we announced signing a strategic partnership with an advanced cybersecurity provider to develop and deliver a novel, AI-Powered SaaS offering, under Actelis’ ‘Cyber Aware Networking’ initiative. This software, designed as an intelligence layer integrated into Actelis’ networking devices, leverages the network’s power and proximity to IoT devices to monitor and protect physical assets such as cameras, sensors, and other devices at the edge, enabling corrective actions before issues propagate throughout the network.

Recent Developments

Nasdaq Listing Compliance

On August 25, 2023, we received a notification letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity (the “Minimum Shareholders’ Equity Requirement”) or any alternatives to such requirement. In order to maintain our listing on the Nasdaq Capital Market, we submitted a plan of compliance addressing how we intended to regain compliance. On March 27, 2024, we received a delist determination letter from Nasdaq advising us that the Staff had determined to delist our securities from Nasdaq due to non-compliance with the Minimum Shareholders’ Equity Requirement, unless we timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). We timely requested a hearing before the Panel. On August 27, 2024, we received formal written notice from Nasdaq confirming that we have evidenced compliance with all applicable criteria for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550, including the Minimum Shareholders’ Equity Requirement. In accordance with Nasdaq Listing Rule 5815(d)(4)(B), we will remain subject to a panel monitor for equity compliance through August 27, 2025.

In addition, on May 20, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) notified us that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2), which requires our common stock to maintain a minimum bid price of $1.00 per share. On June 20, 2024, we received a letter from Nasdaq that, for the 10 consecutive business days from June 5, 2024 to June 28, 2024, the closing bid price of the Company’s common stock had been at $1.00 per share or greater. Accordingly, we have regained compliance with Nasdaq Listing Rule 5550(a)(2) and Nasdaq considers the prior bid price deficiency matter now closed.

Recent Developments Affecting Our Business

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and these terrorist organizations in parallel continued rocket and terror attacks. Nevertheless, our clinical and business development activities remain on track. See also Risk Factors – “We conduct our operations in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations and Israel’s war against them, may affect our operations”.

Corporate Information

We are a Delaware corporation and our corporate headquarters is located at 4039 Clipper Court, Fremont, California 94538. Our telephone number is (510) 545-1045. Our internet website address is www.actelis.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The information on our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. You should not consider the contents of our website in making an investment decision with respect to the securities.

THE OFFERING

Common stock to be offered by us	Shares of common stock, par value $0.0001 per share, having an aggregate offering price of up to $3,400,000.

Common stock outstanding prior to this offering	6,017,992 Shares of common stock, as of September 24, 2024.

Common stock to be outstanding after this offering

Up to 8,211,541 shares, assuming sales at a price of $1.55 per share, which was the closing price of our common stock on the Nasdaq Capital Market on September 24, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on the Nasdaq Capital Market, the existing trading market for our common stock, through Wainwright, as agent or principal. See “Plan of Distribution” on page S-12 of this prospectus.

Use of Proceeds	We expect to use the net proceeds of this offering, if any, for working capital, repayment of trade payables, mergers and acquisitions, and general corporate. See “Use of Proceeds” on page S-10.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus and page S-4 of the accompanying prospectus and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“ASNS”

The number of shares of common stock that will be outstanding after this offering as shown above is based on 6,017,992 shares of common stock outstanding as of September 24, 2024, and excludes as of such date the following:

●	65,102 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $4.39 per share;

●	warrants to purchase 4,602,153 shares of common stock at a weighted average exercise price of $1.73 per share;

●	52,652 shares of common stock issuable upon the exercise of outstanding restricted stock units;

●	10,690 shares of common stock held in treasury;

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Related to this Offering

Sales of our common stock in this offering, or the perception that such sales may occur, could cause a drop in the market price of our common stock.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $3,400,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering could have the effect of depressing the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. In addition, our failure to effectively apply the net proceeds from this offering could have a material adverse effect on our business, results of operations, financial condition and prospects.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 2,193,549 shares of our common stock are sold at a price of $1.55 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 24, 2024, for aggregate gross proceeds of up to approximately $3,400,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.02 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

We may sell additional shares of our common stock to fund our operations, which sales may occur during or immediately after sales pursuant to this offering are commenced, which would result in dilution to our stockholders.

In order to raise additional funds to support our operations, we may sell additional shares of our common stock, which would result in dilution to all of our stockholders that may adversely impact our business. See “Dilution.” In particular, at any time, including during the pendency of this offering, we may sell additional shares of our common stock, other than pursuant to this offering, in amounts that may be material to us, which may be in amounts that are equal to or greater than the size of this offering, including, without limitation, through underwritten public offerings, privately negotiated transactions, block trades, or any combination of the above, subject, in certain circumstances, to the consent of Wainwright. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The shares of common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock under this prospectus supplement at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the offering agreement in this offering, at any one time or in total, is uncertain and the resulting gross proceeds is uncertain.

Subject to certain limitations in the offering agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the offering under this prospectus. The number of shares of common stock that are sold by Wainwright after the delivery of a sales notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with Wainwright. Because the price per share of each share of common stock sold will fluctuate based on the market price of our shares during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued or the gross proceeds to be raised in connection with those issuances.

We conduct our operations in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations and Israel’s war against them, may affect our operations.

Our headquarters and principal offices and most of our operations are located in the State of Israel. In addition, all of our key employees and officers are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel, could affect adversely our operations. Ongoing and revived hostilities or other Israeli political or economic factors could harm our operations, product development and results of operations.

On October 7, 2023, an unprecedented attack was launched against Israel by terrorists from the Hamas terrorist organization that infiltrated Israel’s southern border from the Gaza Strip and in other areas within the state of Israel attacking civilians and military targets while simultaneously launching extensive rocket attacks on the Israeli population. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. In response, the Security Cabinet of the State of Israel declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. To date, the State of Israel continues to be at war with Hamas.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced any material disruptions to our operations. We have the ability, if necessary, to shift our manufacturing from Israel to other countries where we have business partners, and we have not had customers in Israel in the last year. However, the intensity and duration of the war in the Middle East is difficult to predict at this stage, as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. If the war in the other fronts, such as Lebanon, Syria and the West Bank expands further, our operations may be adversely affected.

Following the attack by Hamas on Israel’s southern border, Hezbollah in Lebanon has also launched missile, rocket, and shooting attacks against Israeli military sites, troops, and Israeli towns in northern Israel. In response to these attacks, the Israeli army has carried out a number of targeted strikes on sites belonging to Hezbollah in southern Lebanon. It is possible that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, such as Iran, will join the hostilities. Such hostilities may include terror and missile attacks. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Our insurance policies do not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

 Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. In recent years, the hostilities involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations. To date, we have received Israeli government war related support funding of approximately $160,000.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, these initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered under this prospectus supplement for working capital, repayment of trade payables, mergers and acquisitions, and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. Any dividends paid will be solely at the discretion of our board of directors.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2024, was approximately $1.13 million, or approximately $0.23 per share. Net tangible book value per share is equal to total tangible assets minus the sum of total tangible liabilities divided by the total number of shares outstanding.

After giving effect to the issuance of 1,000,670 shares of our common stock June 30, 2024 (the vast majority of which were issued pursuant to the exercise of warrants as part of a warrant inducement transaction), our pro forma net tangible book value on June 30, 2024, would have been approximately $0.19 per share.

After giving further effect to the sale of our common stock in the aggregate amount of $3,400,000 at an assumed offering price of $1.55 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 24, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $4.37 million, or $0.53 per share of our common stock. This amount represents an immediate increase in net tangible book value to existing stockholders of $0.34 per share and an immediate dilution in net tangible book value of $1.02 per share to purchasers of our shares of common stock in this offering, as illustrated in the following table:

Assumed public offering price per share		$1.55
Net tangible book value per share as of June 30, 2024	$0.23
Pro forma net tangible book value per share after giving effect to the issuance of common stock since June 30, 2024	$0.19
Increase in pro forma net tangible book value per share after giving effect to this offering	$0.34

As adjusted pro forma net tangible book value per share as of June 30, 2024		$0.53

Dilution in net tangible book value per share to new investors		$1.02

The table above assumes for illustrative purposes that an aggregate of 2,193,549 shares of our common stock are sold during the term of the offering agreement with Wainwright at a price of $1.55 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 24, 2024, for aggregate gross proceeds of $3,400,000. In fact, the shares subject to the offering agreement with Wainwright will be sold, if at all, from time to time at prices that may vary. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $1.55 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,400,000 during the term of the offering agreement with Wainwright is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.54 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.11 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $1.55 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,400,000 during the term of the offering agreement with Wainwright is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.52 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.93 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 5,017,322 actual shares of common stock outstanding as of June 30, 2024, and 6,017,992 shares of common stock outstanding on a pro forma basis after giving effect to the issuance of 1,000,670 shares since June 30, 2024 (the vast majority of which were issued pursuant to the exercise of warrants as part of a warrant inducement transaction) on an as adjusted pro forma basis for this offering, and excludes in each case:

●	65,102 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $4.39 per share;

●	warrants to purchase 4,602,153 shares of common stock at a weighted average exercise price of $1.73 per share;

●	52,652 shares of common stock issuable upon the exercise of outstanding restricted stock units;

●	10,690 shares of common stock held in treasury;

The table above assumes no exercise of outstanding options or warrants prior to this offering or issued but unvested restricted stock units. To the extent that options or warrants are exercised, there will be further dilution to new investors.

To the extent these outstanding options or warrants are exercised, or unvested restricted stock units are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the offering agreement with Wainwright, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $3,400,000 from time to time through Wainwright acting as agent. Sales of our shares of common stock, if any, under this prospectus will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq Capital Market, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the offering agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the offering agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the offering agreement upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day or such shorter settlement cycle as may be in effect under Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of shares of our common stock pursuant to the sales shares, a commission of 3.0% of the gross proceeds from each sale of shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the offering agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the offering agreement in an amount not to exceed $50,000 in the aggregate. In addition, we have agreed to reimburse Wainwright for the fees and disbursements of its legal counsel in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from this offering in an amount not to exceed $5,000 per due diligence update session conducted in connection with each date we file our Annual Report on Form 10-K and $2,500 per due diligence update session conducted in connection with each date we file a Quarterly Report on Form 10-Q. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the offering agreement, will be approximately $175,000.

We will report at least quarterly the number of shares of our common stock sold through Wainwright under the offering agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright constitutes underwriting commissions or discounts. We have agreed in the offering agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our common stock pursuant to the offering agreement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the offering agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

From time to time, Wainwright and its affiliates have and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. In connection with warrant inducement transactions in June 2024, Wainwright acted as our placement agent and received compensation. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This summary of the material provisions of the offering agreement does not purport to be a complete statement of its terms and conditions. We filed a copy of the offering agreement with the SEC on a Current Report on Form 8-K on September 25, 2024, and such agreement is incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” in this prospectus supplement for more information.

This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP. Ellenoff Grossman & Schole LLP, New York, New York is counsel for Wainwright in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1b to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$50,000,000

COMMON STOCK

DEBT SECURITIES

WARRANTS

UNITS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, debt securities, warrants to purchase common stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $50,000,000. We refer to the common stock, the debt securities, the warrants to purchase common stock and the units collectively as the securities.

This prospectus provides a general description of the securities we may offer. Other than in connection with the exercise of certain outstanding warrants each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ASNS.” On September 17, 2024, the closing price of our common stock on the Nasdaq Capital Market was $1.66 per share.

The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

As of September 17, 2024, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $10,400,000 based on 5,780,864 shares of common stock outstanding held by non-affiliates at a per share of common stock price of $1.80 based on the closing sale price of our common stock on the Nasdaq Capital Market on August 29, 2024.

As of the date hereof, we have not sold or offered any shares of common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement of which any prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and nonvoting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75 million.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”. You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2024.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date indicated in the applicable document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, debt securities or warrants to purchase common stock, debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering, including the prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or an accompanying prospectus supplement are the property of their respective owners.

In this prospectus, we frequently use the terms “we,” “our,” “us,” “our company,” and the “Company” to refer to Actelis Networks, Inc. and our wholly-owned Israeli subsidiary, Actelis Networks Israel Ltd.

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OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our shares of common stock and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview

We are a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, intelligent traffic systems, military, utility, rail, telecom and campus applications. Our unique portfolio of hybrid fiber, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment.

Our networking solutions use a combination of newly deployed fiber infrastructure and existing copper and coaxial lines which our patented technology can upgrade to Fiber-grade to jointly create what we believe to be a highly cost-effective, secure and quick-to-deploy network. Our patent protected hybrid fiber networking solutions deliver excellent communication over fiber to locations that may be easy to reach with new fiber. However, for locations that are difficult, or too costly to reach with fiber, we can upgrade existing copper lines to deliver cyber-hardened, high-speed connectivity without needing to replace the existing copper infrastructure with new fiber. We believe that such hybrid fiber-copper networking solution has distinct advantages in most real-life installations, while providing significant budget savings and accelerating deployment of modern IoT networks, as based on our experience, most IoT projects have challenging, hard to reach with fiber locations which may explode such projects’ timeline and budgets. We believe that our solutions can provide connectivity over either fiber or copper with speeds of up to multi-Gigabit communication, while supporting Fiber-grade reliability and quality.

A primary focus of ours is to provide our customers with a cyber-secure network solution. We currently offer Triple-Shield protection of data delivered with coding, scrambling and encryption of the network traffic. We also provide secure, encrypted access to our network management software, and are working to further enhance system-level and device-level software protection. We are also working to introduce additional capabilities for network-wide cyber protection software as an additional SW and license-based service.

When high speed, long reach, reliable and secure connectivity is required, network operators usually resort to using wireline communication over physical communication lines such as fiber, coax and copper, rather than wireless communication that is more limited in performance, reliability, reach and security. However, new fiber wireline infrastructure is costly to deploy, involves lengthy civil works to install, and, based on our internal calculations, often accounts for more than 50% of total cost of ownership (ToC) and time to deploy wide-area IoT projects.

Providing new fiber connectivity to hard-to-reach locations is especially costly and time-consuming, often requiring permits for boring, trenching, and right-of-way, sometimes done over many miles. Connecting such hard-to-reach locations may cause significant delays and budget overruns in IoT projects. Our solutions aim to solve these challenges by instantly enhancing performance of such existing copper and coax infrastructure to fiber-grade performance, through the use of advanced signal processing an unique, patented network architecture, without the need to run new fiber to hard-to-reach locations; thus, effectively accelerating deployment of many IoT projects, as we estimate, sometimes from many months to only days. The result for the network owner isa hybrid network that optimizes the use of both new Fiber (where available) as well as upgraded, fiber-grade copper and coax that is now modernized, digitized and cyber-hardened. This unique hybrid network approach is making IoT projects often significantly more affordable, fast to deploy and predictable to plan and budget.

In addition, our solutions can also provide power over existing copper and coax lines to remotely power up network elements and IoT components connected to them (like cameras, small cell and Wi-Fi base stations sensors etc.). Connecting power lines to millions of IoT locations can be costly and very time consuming as well (similar to data connectivity, for the same reason-need for civil works). By offering the ability to combine power delivery over the same existing copper and coax lines that we use for high-speed data, we believe our solutions are solving yet another important challenge in connecting hard-to-reach locations. We believe that combining communication and power over the same existing lines is particularly important to help connect many fifth generation, or 5G, small cells and Wi-Fi base stations, as high cost of connectivity and power is often slowing their deployment.

Since our inception, our business was focused on serving telecommunication service providers, also known as Telcos, to provide connectivity for enterprises and residential customers. Our products and solutions have been deployed with more than 100 telecommunication service providers worldwide, in enterprise, residential and mobile base station connectivity applications. In recent years, as we have further developed our technology and introduced additional products, we turned our focus on serving the wide-area IoT markets. Our operations are focused on our fast-growing IoT business, while maintaining our commitment to our existing Telco customers. In 2023, we introduced new product offering, some of which could serve both the IoT markets and our Telco customers.

In August 2024, we announced signing a strategic partnership with an advanced cybersecurity provider to develop and deliver a novel, AI-Powered SaaS offering, under Actelis’ ‘Cyber Aware Networking’ initiative. This software, designed as an intelligence layer integrated into Actelis’ networking devices, leverages the network’s power and proximity to IoT devices to monitor and protect physical assets such as cameras, sensors, and other devices at the edge, enabling corrective actions before issues propagate throughout the network.

Recent Developments

Nasdaq Listing Compliance

On August 25, 2023, we received a notification letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity (the “Minimum Shareholders’ Equity Requirement”) or any alternatives to such requirement. In order to maintain our listing on the Nasdaq Capital Market, we submitted a plan of compliance addressing how we intended to regain compliance. On March 27, 2024, we received a delist determination letter from Nasdaq advising us that the Staff had determined to delist our securities from Nasdaq due to non-compliance with the Minimum Shareholders’ Equity Requirement, unless we timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). We timely requested a hearing before the Panel. On August 27, 2024, we received formal written notice from Nasdaq confirming that we have evidenced compliance with all applicable criteria for continued listing on Nasdaq as set forth in Nasdaq Listing Rule 5550, including the Minimum Shareholders’ Equity Requirement. In accordance with Nasdaq Listing Rule 5815(d)(4)(B), we will remain subject to a panel monitor for equity compliance through August 27, 2025.

In addition, on May 20, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) notified us that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2), which requires our common stock to maintain a minimum bid price of $1.00 per share. On June 20, 2024, we received a letter from Nasdaq that, for the 10 consecutive business days from June 5, 2024 to June 28, 2024, the closing bid price of the Company’s common stock had been at $1.00 per share or greater. Accordingly, we have regained compliance with Nasdaq Listing Rule 5550(a)(2) and Nasdaq considers the prior bid price deficiency matter now closed.

Recent Developments Affecting Our Business

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and these terrorist organizations in parallel continued rocket and terror attacks. Nevertheless, our clinical and business development activities remain on track. See also Risk Factors – “We conduct our operations in Israel. Conditions in Israel, including the recent attack by Hamas and other terrorist organizations and Israel’s war against them, may affect our operations”.

Corporate Information

We are a Delaware corporation and our corporate headquarters is located at 4039 Clipper Court, Fremont, California 94538. Our telephone number is (510) 545-1045. Our internet website address is www.actelis.com. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Conditions in the Middle East and in Israel, where our research and development facilities are located, may harm our operations.

Our office where we conduct our research and development, operations, sales outside the Americas, and administration activities, is located in Israel. Many of our employees are residents of Israel. Most of our officers and directors are residents of Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, and between Israel and the Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon).

In particular, in October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in thousands of deaths and injuries, and Hamas additionally kidnapped many Israeli civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and Hezbollah and these terrorist organizations in parallel continued rocket and terror attacks. As a result of the events of October 7, 2023 whereby Hamas terrorists invaded southern Israel and launched thousands of rockets in a widespread terrorist attack on Israel, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. As of the date of this Annual Report, we have not been impacted by any absences of personnel at our service providers or counterparties located in Israel. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations. As of the date of this Registration Statement, we currently have 42 full-time employees, with 32 employees located in Israel and 10 employee located outside of Israel.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced any material disruptions to our operations. We have the ability, if necessary, to shift our manufacturing from Israel to other countries where we have business partners, and we have not had customers in Israel in the last year. However, the intensity and duration of the war in the Middle East is difficult to predict at this stage, as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. if the war in the other fronts, such as Lebanon, Syria and the West Bank expands further, our operations may be adversely affected.

In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and southern border (with the Houthi movement in Yemen). It is possible that hostilities with Hezbollah in Lebanon will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank as well as other hostile countries, such as Iran, will join the hostilities. Such clashes may escalate in the future into a greater regional conflict. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. In recent years, the hostilities involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations. To date, we have received Israeli government war related support funding of approximately $160,000.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. To date, these initiatives have been substantially put on hold. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have tried, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “predict,” “seek,” “should,” “would,” “could,” “potential,” “ongoing,” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. Forward-looking statements contained herein include, but are not limited to, statements about:

●	our history of losses and need for additional capital to fund our operations and our ability to obtain additional capital on acceptable terms, or at all;

●	our ability to protect our intellectual property and continue to innovate;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	the potential insufficiency of our disclosure controls and procedures to detect errors or acts of fraud;

●	the accuracy of our estimates regarding expenses, future revenues, and capital requirements;

●	the success of competing products or technologies that are or may become available;

●	our ability to grow the business due to the uncertainty resulting from the COVID-19 pandemic or any future pandemic;

●	our ability to comply with complex and increasing regulations by governmental authorities;

●	our ability to regain and maintain compliance with continued listing requirements of the Nasdaq Capital Market;

●	our ability to continue as a going concern;

●	statements as to the impact of the political and security situation in Israel on our business, including due to the number of armed conflicts between Israel and Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon);

●	our public securities’ potential liquidity and trading; and

●	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements herein may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors,” “Use of Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere herein or by incorporation by reference. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital, repayment of trade payables, mergers and acquisitions, and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

●	common stock;

●	debt securities

●	warrants to purchase common stock; and

●	units comprised of one or more of the other securities.

The total initial offering price of all securities that we may issue in these offerings will not exceed $50,000,000.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), authorizes us to issue up to 42,803,774 shares consisting of 30,000,000 shares of common stock with a par value of US$0.0001 per share, 2,803,774 shares of non-voting common stock with a par value of US$0.0001 per share and 10,000,000 shares of preferred stock with a par value of US$0.0001 per share.

Common Stock

Our shares of our common stock have the following rights, preferences and privileges:

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends Rights

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board of director’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other Rights and Preferences

Holders of our common stock will have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Fully paid and nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock. Our Certificate of Incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. No shares of preferred stock will be outstanding.

Certificate of Incorporation and Bylaw Provisions

Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Board of Directors vacancies. Our Certificate of Incorporation provides that vacancies on the board of directors may be filled only by the affirmative vote of a majority of the directors then in office, irrespective of whether there is a quorum, or by a sole remaining director. Additionally, the number of directors to serve on our board of directors is fixed solely and exclusively by resolution duly adopted by our board of directors. This would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Classified Board of Directors. In accordance with our Certificate of Incorporation, as it will be in effect following the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will be divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors will be divided among the three classes. We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

●	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and special meetings of stockholders may not be called by any other person or persons.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

●	Amendment of Certificate of Incorporation and Bylaw Provisions. Any amendment of our Certificate of Incorporation requires the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, except that the provision in the Certificate of Incorporation regarding the staggered board may not be repealed or amended without the vote of the holders of not less than 80% of the Company’s voting stock, voting as a single class. Amendments to our Bylaws may be executed pursuant to a resolution by the Board of Directors pursuant to an affirmative vote of a majority of the directors then in office, or by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote.

●	Delaware Business Combination Statute. The Company is subject to the “business combination” provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our common stock.

●	Exclusive Forum. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, stockholder or other employees to us or our stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Company’s Certificate of Incorporation or Bylaws, (v) any action asserting a claim against us governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law. The federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Exchange Act or the Securities Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our Certificate of Incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Anti-Takeover Provisions

The provisions of the DGCL, our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Our Certificate of Incorporation established a classified board of directors, divided in three classes with staggered three-year terms. Under the classified board of directors structure, only one class of directors would be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder for their respective three-year terms. Under the classified board of directors structure: (i) directors in Class I, consisting of Gideon Marks, are to stand for election at the Annual Meeting to be held in 2026; (ii) directors in Class III, consisting of Israel Niv and Tuvia Barlev, are to stand for election at the annual meeting of stockholders to be held in 2025, and (iii) directors in Class II, consisting of Joseph Moscovitz, are to stand for election at the annual meeting of stockholders to be held in 2027.

Limitations on Liability, Indemnification of officers and directors and Insurance

Our Certificate of Incorporation and Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ASNS”.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any stockholder for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the DGCL or the Company’s Certificate of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Company’s Certificate of Incorporation or Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine or (f) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law. The federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Exchange Act or the Securities Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our Certificate of Incorporation.

The choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, and may result in increased costs to a stockholder who has to bring a claim in a forum that is not convenient to the stockholder, which may discourage such lawsuits. Although under Section 115 of the DGCL, exclusive forum provisions may be included in a company’s certificate of incorporation, the enforceability of similar forum provisions in other companies’ certificates or incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the exclusive forum provision of our Certificate of Incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Anti-Takeover Provisions of the DGCL and Certificate of Incorporation Provisions

Certain provisions of the DGCL and certain provisions included in our Certificate of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Removal of Directors

Our Bylaws provide that stockholders may only remove a director with or without cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote, voting together as a single class.

Amendments to Certificate of Incorporation

Certain sections of our Certificate of Incorporation require the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Company entitled to vote, voting together as a single class, except that the provision in the Certificate of Incorporation regarding the staggered board may not be repealed or amended without the vote of the holders of not less than 80% of the Company’s voting stock, voting as a single class.

Staggered Board

The board of directors is divided into three classes, with regular three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of the Company. In addition, under Delaware law, the Certificate and the By-Laws, the Company’s directors may be removed from office by the stockholders only for cause and only in the manner provided for in the Certificate. These factors may maintain the incumbency of the board of directors.

Amendments to Bylaws

Our Certificate of Incorporation limits the abilities of the directors and stockholders to amend our Bylaws in certain circumstances. In particular, the Bylaws may be amended only by the vote of a majority of all of the directors then in office, or by the affirmative vote of the stockholders holding at least 75% of the outstanding shares of capital stock entitled to vote in accordance with the provisions of the Certificate of Incorporation, Bylaws, and the DGCL.

No Cumulative Voting

Our Certificate of Incorporation does not provide for cumulative voting.

Special Meetings of Stockholders

Our Bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by an officer at the request of a majority of our board of directors, by our Chief Executive Officer or President or by the holders of not less than 25% of the holders of stock entitled to vote at the meeting.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes: with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit”;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, shares of common stock or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1b to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Our SEC filings are also available to the public on our website, actelis.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 26, 2024;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 14, 2024 and August 14, 2024, respectively;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 8, 2024, February 12, 2024, February 14, 2024, March 14, 2024, March 26, 2024, April 2, 2024, May 2, 2024, May 14, 2024, May 15, 2024, May 23, 2024, May 23, 2024, June 6, 2024, June 14, 2024, June 18, 2024, June 20, 2024, June 28, 2024 July 2, 2024, July 24, 2024. July 30, 2024, August 2, 2024, August 14, 2024, August 16, 2024, August 19, 2024, August 20, 2024, August 28, 2024 and September 3, 2024.

●	Our definitive proxy statement on Schedule 14A relating to our 2024 annual meeting of stockholders filed on June 25, 2024; and

●	The description of our common stock, which is contained in the registration statement on Form 8-A, filed with the SEC on June May 4, 2022, as supplemented by Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2022, filed on March 29, 2023), and as may be further updated or amended in any amendment or report filed for such purpose.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at +972-3-600-9030 or by writing to us at the following address:

Actelis Networks, Inc.

4039 Clipper Court

Fremont, California 94538

(510) 545-1045
Attention: Corporate Secretary

Actelis Networks, Inc.

Up to $3,400,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 25, 2024